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                                                                    Exhibit 99.1


                                                    [graphic] VININGS MANAGEMENT
[MELLON LOGO]MELLON                                                  CORPORATION


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NEWS RELEASE

   Contact:   Mellon Financial Corporation       Vinings Management Corporation
              Ron Sommer                         Bill Bowden
              (412) 236-0082                     (770) 422-9740
              sommer.rw@mellon.com               bbowden@viningsmanagement.com

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FOR IMMEDIATE RELEASE

         SUCCESSFUL STRATEGIC ALLIANCE PROMPTS LAUNCH OF VININGS MELLON
              NONQUALIFIED BENEFIT PLANS AND TAXABLE TRUSTS VENTURE
   --VININGS MELLON TO PROVIDE A COMPREHENSIVE ARRAY OF CONSULTING, ANALYSIS,
       ADMINISTRATION, MANAGEMENT AND HUMAN RESOURCES SERVICES OUTSOURCING
                                 CAPABILITIES--

PITTSBURGH, November 18, 2002--Mellon Financial Corporation and Vinings Management Corporation today announced their participation in Vinings Mellon LLC, a new entity that will combine the capabilities of Vinings Management, a leading Atlanta-based provider of financial analysis, benefit administration and management services to sponsors of nonqualified benefit plans and taxable trusts, with Mellon's strengths as a world-class provider of human resources and asset management services.

         The launch of Vinings Mellon and Mellon's related equity stake in the new venture mark the successful culmination of a strategic alliance undertaken by the two companies earlier this year.

         "Participating in a strategic alliance with Mellon during the past nine months has been an extremely positive experience, both for us and for our clients," said Vinings president Kenneth A. Kirk. "Our new organization will allow us to integrate seamlessly our specialized consulting and recordkeeping services with Mellon's extensive human resources and asset management expertise. This expansion in the breadth of our capabilities will increase the value we can deliver to our clients."

         "We undertook our strategic alliance with Vinings earlier this year convinced that the synergies between our two organizations would improve our response to the needs of nonqualified and taxable trust plan sponsors," said Mellon senior vice chairman Steven G. Elliott. "Our experience during the past nine months has validated that premise. And with plan sponsors becoming increasingly concerned about asset performance, regulatory complexity, and the cost of plan administration and management, we think this is an especially good time to enhance our offerings in this important market."

                                    --more--


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VININGS MELLON TO PROVIDE NONQUALIFIED PLAN AND TAXABLE TRUST SERVICES
NOVEMBER 18, 2002
PAGE 2

         Kenneth A. Kirk will serve as chairman and chief executive officer of Vinings Mellon, and the firm will maintain its Atlanta location. Also serving as members of the new venture's senior management team will be Julieann Schneidereit and Peter S. Austin, executive vice presidents responsible for consulting and sales and marketing, respectively.

         Terms of Mellon's investment in Vinings Mellon were not disclosed.

         Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world's leading providers of financial services for institutions, corporations and affluent individuals, providing institutional asset management, mutual funds, private wealth management, asset servicing, human resources services and treasury services. Mellon has approximately $2.8 trillion in assets under management, administration or custody, including $562 billion under management. Its asset management companies include The Dreyfus Corporation and U.K.-based Newton Investment Management Limited. News and other information about Mellon is available at www.mellon.com.

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